EXHIBIT j


                           McGLADREY & PULLEN, L.L.P.
                   Certified Public Accountants & Consultants




                         CONSENT OF INDEPENDENT AUDITOR


We consent to the inclusion of our report dated September 25, 1998 on the August 31, 1998 financial statements of North Carolina Daily Municipal Income Fund, Inc., which is attached as an Exhibit in the Registration Statement on Form N-1A of the North Carolina Daily Municipal Income Fund as filed with Securities and Exchange Commission.



                                                McGladrey & Pullen, LLP

New York, New York
December 29, 1999